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                                                                    Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                            STUDENT LOAN FUNDING LLC


         This Certificate of Formation is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Act.

         1.       The name of the limited liability company is Student Loan
                  Funding LLC.

         2. The address of the registered office and the registered agent of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the limited liability company is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 20th day of May, 1998.



                                              /s/ CATHRYN D. GRIFFIN
                                          -------------------------------------
                                          Cathryn D. Griffin, Authorized Person